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                                                              EXHIBIT 10(iii)(j)

                      1999 LONG-TERM STOCK INCENTIVE PLAN


Article I - GENERAL PROVISIONS

1.1 Purposes
The purposes of the 1999 Long-Term Incentive Plan (the "Plan") are to advance the long-term success of Armstrong World Industries, Inc. (the "Company"), and to increase shareholder value by providing long-term incentive awards to officers, directors and key employees. The Plan is designed to: (i) encourage stock ownership by Participants to further align their interest in increasing the value of the Company; and (ii) to assist in the attraction and retention of key employees vital to the Company's success.

1.2 Definitions
For the purpose of the Plan, the following terms shall have the meanings indicated:
(a)  "Board" means the Board of Directors of the Company.
(b) "Cash Incentive Awards" means a right to receive a cash payment pursuant to any award made pursuant to Article VI hereof.
(c) "Change in Control" means a situation where: (i) any person acquires beneficial ownership of 28 percent or more of the then outstanding voting stock of the Company and within five years thereafter disinterested directors no longer constitute at least a majority of the Board; or (ii) a business combination with an interested shareholder occurs which has not been approved by a majority of disinterested directors. The terms person, beneficial ownership, voting stock, disinterested director, business combination, and interested shareholder are defined in Article 7 of the Company's Articles of Incorporation.
(d) "Code" means the Internal Revenue Code of 1986, as amended, including any successor law thereto.
(e) "Committee" means the Management Development and Compensation Committee of the Board or the full Board, as the case may be.
(f) "Common Stock" means the Common Stock of the Company, par value $1.00 per share.
(g) "Company" means Armstrong World Industries, Inc., and solely for purposes of determining (i) eligibility for participation in the Plan; (ii) employment; and (iii) the establishment of performance goals, shall include any corporation, partnership, or other organization of which Armstrong owns or controls, directly or indirectly, not less than 50 percent of the total combined voting power of all classes of stock or other equity interests. For purposes of this Plan, the terms "Armstrong" and "Company" shall include any successor to Armstrong World Industries, Inc.
(h)  "Disability" means total and permanent disability within the meaning of
Section 22(e)(3) of the Code.
(i) "Dividend Equivalent" means an amount equal to the cash dividend paid on one share of Common Stock for each Performance Restricted Share granted during the Performance Period. All Dividend Equivalents will be reinvested in Performance Restricted Shares at a purchase price equal to the Fair Market Value on the dividend date.
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(j)  "Employee or employment" means with respect to any nonemployee director (as defined herein) service on the Board.
(k) "Fair Market Value" means the closing price of the Common Stock as reported on the New York Stock Exchange Composite Transactions reporting system on the applicable date or, if no sales were made on such date, on the next preceding date on which sales of the Common Stock were made.
(l) "Incentive Stock Option" means a Stock Option which meets the definition under Section 422 of the Code.
(m) "Nonstatutory Stock Option" means a Stock Option which does not meet the definition of an Incentive Stock Option.
(n) "Participant" means any officer, director or key employee who has met the eligibility requirements set forth in Section 1.6 hereof and to whom a grant has been made and is outstanding under the Plan.
(o)  "Performance Measures" shall mean the Performance Measures described in
Section 4.4 of the Plan.
(p) "Performance Period" means, in relation to Performance Restricted Shares or Cash Incentive Awards, any period for which performance goals have been established.
(q) "Performance Restricted Share" means a right granted to a Participant pursuant to Article IV.
(r) "Restricted Stock Award" means an award of Common Stock granted to a Participant pursuant to Article V which is subject to a Restriction Period.
(s)  "Restriction Period" means (i) in relation to Performance Restricted
Shares, the period of time, beginning at the end of the Performance Period, during which the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise dispose of such shares; and (ii) in relation to Restricted Stock Awards, the period of time during which such shares are subject to forfeiture pursuant to the Plan and such shares are subject to the restrictions on transferability described in (i) of this paragraph.
(t) "Retirement" means termination from employment with the Company after the Participant has attained age 55 and has completed five years of service with the Company or termination of employment under circumstances which the Committee deems equivalent to retirement.
(u) "Stock Appreciation Right" means a right granted to a Participant pursuant to Article III to surrender to the Company all or any portion of the related Stock Option and to receive in shares of Common Stock an amount equal to the excess of the Fair Market Value over the option price on the date of such exercise.
(v) "Stock Award" means an award of Common Stock granted to a Participant pursuant to Article V which is not subject to a Restriction Period or a Vesting Period.
(w) "Stock Option" means a right granted to a Participant pursuant to Article II, to purchase, before a specified date and at a specified price, a specified number of shares of Common Stock.
(x) "Vesting Period" means the period of time, beginning at the end of the Performance Period, during which Performance Restricted Shares are subject to forfeiture pursuant to the Plan.
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1.3 Administration
The Plan shall be administered by the Committee; provided, however, that the Board shall administer the Plan as it relates to the terms, conditions and grant of awards to nonemployee directors. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee. Subject to the provisions of the Plan and to directions by the Board, the Committee is authorized to interpret the Plan, to adopt administrative rules, regulations, and guidelines for the Plan, and to impose such terms, conditions, and restrictions on grants as it deems appropriate. The Committee, in its discretion, may allow certain optionees holding unexercised Incentive Stock Options to convert such options to Nonstatutory Stock Options. The Committee may, with respect to Participants who are not subject to Section 16 (b) of the Exchange Act or "covered employees" within the meaning of Section 162(m) of the Code ("Section 162(m)"), delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. All determinations by the Committee shall be final and binding.

1.4 Types of Grants Under the Plan
Grants under the Plan may be in the form of any one or more of the following:
(a)  Nonstatutory Stock Options;
(b)  Incentive Stock Options;
(c)  Stock Appreciation Rights;
(d)  Performance Restricted Shares;
(e)  Restricted Stock Awards;
(f)  Stock Awards;
(g)  Cash Incentive Awards.

1.5 Shares Subject to the Plan and Individual Award Limitation
(a) A maximum of 3,250,000 shares of Common Stock may be issued under the Plan provided, however, that no more than 300,000 shares may be granted in the form of Performance Restricted Shares, Restricted Stock Awards and Stock Awards. The total number of shares authorized is subject to adjustment as provided in
Section 8.1 hereof. Shares of Common Stock issued under the Plan may be treasury shares or authorized but unissued shares. No fractional shares shall be issued under the Plan.
(b) If any Stock Option granted under the Plan expires or terminates, the underlying shares of Common Stock may again be made available for the purposes of the Plan. Any shares of Common Stock that have been granted as Restricted Stock Awards, or that have been reserved for distribution in payment for Performance Restricted Shares but are later forfeited or for any other reason are not payable under the Plan, may again be made available for the purposes of the Plan. Furthermore, shares of Common Stock that are tendered in payment of the exercise price of any Stock Option or tendered or withheld in satisfaction of tax withholding obligations arising from any award shall be available for issuance under the Plan.
(c) In addition to the shares of Common Stock authorized under Sections 1.5(a) and 1.5(b), shares of Common Stock that are (i) forfeited under the Company's 1993 Long-
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Term Stock Incentive Plan (the "Prior Plan") or for any other reason not paid under the Prior Plan; or (ii) tendered in payment of the exercise price of a stock option granted under the Prior Plan or tendered or withheld in satisfaction of tax withholding obligations arising from awards under the Prior Plan, shall be available for issuance under the Plan.
(d) The aggregate maximum number of shares of Common Stock that may be granted to any Participant in the form of Stock Options, Stock Appreciation Rights, Performance Restricted Shares, Restricted Stock Awards and Stock Awards in any one calendar year is 400,000.

1.6 Eligibility and Participation
Participation in the Plan shall be limited to officers, who may also be members of the Board, other key employees of the Company and directors who are not employees of the Company ("nonemployee directors").


ARTICLE II - STOCK OPTIONS

2.1 Grant of Stock Options
The Committee may from time to time, subject to the provisions of the Plan, grant Stock Options to such Participants. The Committee shall determine the number of shares of Common Stock to be covered by each Stock Option and shall have the authority to grant Incentive Stock Options, Nonstatutory Stock Options or a combination thereof. Furthermore, the Committee may grant a Stock Appreciation Right in connection with a Stock Option, as provided in Article III.

2.2 Incentive Stock Option Exercise Limitations
The aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of the shares of Common Stock with respect to which an Incentive Stock Option is exercisable for the first time by a Participant during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other limit as may be established from time to time under the Code.

2.3 Option Documentation
Each Stock Option shall be evidenced by a written Stock Option agreement between the Company and the Participant to whom such option is granted, specifying the number of shares of Common Stock that may be acquired by its exercise and containing such terms and conditions consistent with the Plan as the Committee shall determine.

2.4 Exercise Price
The price at which each share covered by a Stock Option may be acquired shall be determined by the Committee at the time the option is granted and shall not be less than the Fair Market Value of the underlying shares of Common Stock on the day the Stock Option is granted. The exercise price will be subject to adjustment in accordance with the provisions of Section 8.1 of the Plan.
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2.5 Exercise of Stock Options
(a) Exercisability. Stock Options shall become exercisable at such times and upon the satisfaction of such conditions and in such installments as the Committee may provide at the time of grant.
(b) Option Period. For each Stock Option granted, the Committee shall specify the period during which the Stock Option may be exercised, provided that no Stock Option shall be exercisable after the expiration of ten years from the date the option was granted.
(c)  Exercise in the Event of Termination of Employment.
     (i) Death: Unless otherwise provided by the Committee at the time of grant, in the event of death of the Participant, the option must be exercised by the Participant's estate or beneficiaries prior to its expiration. Each option may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.
     (ii) Disability: Unless otherwise provided by the Committee at the time of grant, in the event of the Disability of the Participant, the option must be exercised prior to its expiration. An unexercised Incentive Stock Option will cease to be treated as such and will become a Nonstatutory Stock Option twelve months following the date of termination due to Disability. Each option may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.
     (iii) Retirement: Unless otherwise provided by the Committee at the time of grant, in the event of the Retirement of the Participant, the option must be exercised prior to its expiration. An unexercised Incentive Stock Option will cease to be treated as such and will become a Nonstatutory Stock Option three months following the date of Retirement.
     (iv) Other Terminations: Unless otherwise provided by the Committee at the time of grant, in the event a Participant ceases to be an employee of the Company for any reason other than death, Disability, or Retirement, options which are exercisable on the date of termination must be exercised within three months after termination. All options which are not exercisable on the date of termination shall be canceled.
     (v) Extension of Exercise Period: Notwithstanding all other provisions under Section 2.5(c) in the event a Participant's employment is terminated, the Committee may, in its sole discretion, extend the post termination period during which the option may be exercised, provided however that such period may not extend beyond the original option period.
(d) Exercise in the Event of Change in Control. In the event of any Change in Control, all Stock Options shall immediately become exercisable without regard to the exercise period set forth in 2.5(a).

2.6 Method of Exercise
The option may be exercised, in whole or in part, from time to time by written request received by the Treasurer of the Company. The option price of each share acquired pursuant to an option shall be paid in full at the time of each exercise of the option either (i) in cash; (ii) by delivering to the Company a notice of exercise with an irrevocable direction to a broker-dealer registered under the Securities Exchange Act of 1934 to sell a sufficient portion of the shares of Common Stock underlying such option having an aggregate Fair Market Value equal to the option price of the shares being acquired; or (iii)
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by delivering to the Company shares of Common Stock or any combination of shares and cash having an aggregate Fair Market Value equal to the option price of the shares being acquired. However, shares of Common Stock previously acquired by the Participant under the Plan or any other incentive plan of the Company shall not be utilized for purposes of payment upon the exercise of an option unless those shares have been owned by the Participant for a six-month period or such longer period as the Committee may determine.


ARTICLE III - STOCK APPRECIATION RIGHTS

3.1 Grant of Stock Appreciation Rights
The Committee may, in its discretion, grant Stock Appreciation Rights in connection with all or any part of an option granted under the Plan. Any Stock Appreciation Right granted in connection with an option shall be governed by the terms of the Stock Option agreement and the Plan.

3.2 Exercise of Stock Appreciation Rights
Stock Appreciation Rights shall become exercisable under the Stock Option terms set forth in Section 2.5 but shall be exercisable only when the Fair Market Value of the shares subject thereto exceeds the option price of the related option.

3.3 Method of Exercise
(a) Stock Appreciation Rights shall permit the Participant, upon exercise of such rights, to surrender the related option, or any portion thereof, and to receive, without payment to the Company (except for applicable withholding taxes), an amount equal to the excess of the Fair Market Value over the option price. Such amount shall be paid in shares of Common Stock valued at Fair Market Value on the date of exercise.
(b) Upon the exercise of a Stock Appreciation Right and surrender of the related option, or any portion thereof, such option, to the extent surrendered, shall be terminated, and the shares covered by the option so surrendered shall no longer be available for purposes of the Plan.


ARTICLE IV - PERFORMANCE RESTRICTED SHARES

4.1 Grant of Performance Restricted Shares
The Committee may from time to time grant Performance Restricted Shares to Participants under which payment may be made in shares of Common Stock if the performance of the Company meets certain goals established by the Committee. Such Performance Restricted Shares shall be subject to the provisions of the Plan terms and conditions, and, if earned, a Vesting Period and a Restriction Period as the Committee shall determine.

4.2 Performance Restricted Share Agreement
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Each grant of Performance Restricted Shares shall be evidenced by a written agreement between the Company and Participant to whom such shares are granted. The agreement shall specify the number of Performance Restricted Shares granted, the terms and conditions of the grant, the duration of the Performance Period, the performance goals to be achieved, and the Vesting Period and the Restriction Period applicable to shares of Common Stock earned.

4.3 Common Stock Equivalent
Each Performance Restricted Share shall be credited to an account to be maintained for each such Participant during the Performance Period and shall be deemed to be the equivalent of one share of Common Stock. At the conclusion of the Performance Period, Performance Restricted Shares earned, if any, shall be converted to shares of Common Stock subject to a Vesting Period and a Restriction Period.

4.4 Performance Measures
Performance Restricted Share awards shall be conditioned upon the Company's attainment of a specified goal with respect to one or more of the following performance measures: (i) total shareholder return; (ii) EVA as defined below;
(iii) return on shareholders' equity; (iv) return on capital; (v) earnings per share; (vi) sales; (vii) earnings; (viii) cash flow; and (ix) operating income. EVA equals the dollar amount arrived at by taking net operating profit after taxes and subtracting a charge for the use of the capital needed to generate that profit. The Committee shall determine a minimum performance level below which no Performance Restricted Shares shall be payable and a performance schedule under which the number of shares earned may be less than, equal to, or greater than the number of Performance Restricted Shares granted based upon the Company's performance. The Committee may adjust the performance goals and measurements to reflect significant unforeseen events; provided, however, that the Committee may not make any such adjustment with respect to any award of Performance Restricted Shares to an individual who is then a "covered employee" as such term is defined in Regulation 1.162-27(c)(2) promulgated under Section 162(m), if such adjustment would cause compensation pursuant to such Performance Restricted Share award to cease to be performance-based compensation under
Section 162(m).

4.5 Performance Period
The Committee shall establish a Performance Period applicable to each grant of Performance Restricted Shares. Each such Performance Period shall commence on January 1 of the calendar year in which grants are made. There shall be no limitation on the number of Performance Periods established by the Committee, and more than one Performance Period may encompass the same calendar year. The Committee may shorten any Performance Period if it determines that unusual or unforeseen events so warrant.

4.6 Dividend Equivalents During Performance Period
Unless otherwise provided by the Committee, a Participant shall be entitled to receive Dividend Equivalents during the Performance Period which shall be deemed to have been
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reinvested in additional Performance Restricted Shares at the same time as such underlying Common Stock cash dividend is paid. Performance Restricted Shares granted through such reinvestment shall be credited to the Participant's account and shall be payable to the Participant in the same manner and at the same time as the Performance Restricted Shares with respect to which such Dividend Equivalents were issued.

4.7 Right to Payment of Performance Restricted Shares
(a) At the conclusion of the Performance Period, the Committee shall determine the number of Performance Restricted Shares, if any, which have been earned on the basis of Company performance in relation to the established performance goals. In no event shall such number exceed 300% of the shares contingently granted.
(b) Performance Restricted Shares earned shall be converted to shares of Common Stock and shall be represented by book entry or by a stock certificate registered in the name of the Participant. Certificates evidencing such shares shall be held in custody by the Company until the restrictions thereon are no longer in effect. After the lapse or waiver of the restrictions imposed, the Company shall deliver in the Participant's name one or more stock certificates, free of restrictions, evidencing the shares of Common Stock to which the restrictions have lapsed or been waived.

4.8 Vesting Period
At the time a Performance Restricted Share grant is made, the Committee shall establish a period of time (the "Vesting Period") applicable to such shares earned, if any, which shall begin at the end of the Performance Period. During the Vesting Period, Performance Restricted Shares shall be subject to the risk of forfeiture. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service and such other factors as the Committee may determine.

4.9 Restriction Period
At the time a Performance Restricted Share grant is made, the Committee shall establish a period of time (the "Restriction Period") applicable to such shares earned, if any, which shall begin at the end of the Performance Period. During the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise dispose of Performance Restricted Shares that have been earned. The Committee may provide for the lapse of such restrictions in installments, in whole or in part, based on service and such other factors as the Committee may determine.

4.10 Other Terms and Conditions
Performance Restricted Shares earned and restricted shares received with respect to such shares shall be subject to the following terms and conditions:
(a) Except as otherwise provided in the Plan or in the Performance Restricted Share agreement, the Participant shall have all the rights of a shareholder of the Company, including the right to vote the shares.
(b) Cash dividends paid with respect to Performance Restricted Shares shall be reinvested to purchase additional shares of Common Stock that shall be subject to the
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same terms, conditions, and restrictions that apply to the Performance
Restricted Shares with respect to which such dividends were issued.
(c) Except as otherwise provided in the Plan or in the Performance Restricted Share agreement, upon termination of a Participant's employment, all unvested shares subject to restriction shall be forfeited by the Participant.

4.11 Termination of Employment Provisions During a Performance Period
(a) In the event a Participant terminates employment during a Performance Period by reason of death, Disability, or Retirement, the Participant shall be entitled to the full number of shares earned, if any, as long as the Participant had completed a minimum of one year of employment during the Performance Period. If the termination of employment is by reason of death or Disability, all other restrictions shall lapse and shares of Common Stock shall be issued to the Participant or the Participant's designated beneficiary following the Performance Period. If the termination of employment is by reason of Retirement, any applicable Restriction Period shall continue in effect, but in no event beyond the end of the three-year period following the Participant's Retirement. Following the expiration of such Restriction Period, shares of Common Stock shall be issued to the Participant. In the event the Participant had not completed one year of employment during the Performance Period, the Participant shall forfeit all rights to earn such Performance Restricted Shares.
(b) If a Participant terminates employment for any reason other than death, Disability, or Retirement, the Participant shall forfeit all rights to earn such Performance Restricted Shares.
(c) Notwithstanding Sections 4.11(a) and 4.11(b), in the event a Participant's employment is terminated under special circumstances, the Committee may, in its sole discretion, continue a Participant's rights to earn any or all Performance Restricted Shares and waive, in whole or in part, any or all remaining restrictions.

4.12 Termination of Employment Provisions Following a Performance Period
(a) In the event a Participant terminates employment following a Performance Period by reason of death, Disability, or Retirement, all Performance Restricted Shares earned shall immediately vest. If the termination of employment is by reason of death or Disability, all other restrictions shall lapse and shares of Common Stock shall be issued to the Participant or the Participant's designated beneficiary. If the termination of employment is by reason of Retirement, any applicable Restriction Period shall continue in effect, but in no event beyond the end of the three-year period following the Participant's Retirement. Following the expiration of such Restriction Period, shares of Common Stock shall be issued to the Participant.
(b) If a Participant terminates employment for any reason other than death, Disability, or Retirement, the Participant shall forfeit all Performance Restricted Shares subject to the Vesting Period. Any applicable Restriction Period shall continue in effect, but in no event beyond the end of the three-year period following the Participant's date of termination of employment. Following the expiration of such Restriction Period, shares of Common Stock shall be issued to the Participant.
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(c)  Notwithstanding Sections 4.12 (a) and 4.12 (b), in the event a
Participant's employment is terminated under special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions.

4.13 Change in Control Provisions
In the event of any Change in Control, all Performance Restricted Shares earned shall immediately vest and restrictions shall lapse on all shares subject to restrictions as of the date of such Change in Control. Further, all Performance Restricted Shares granted, including those granted pursuant to Dividend Equivalents, shall be deemed to have been earned to the maximum extent permitted pursuant to Section 4.4 for any Performance Period not yet completed as of the effective date of such Change in Control.


ARTICLE V - RESTRICTED STOCK AWARDS AND STOCK AWARDS

5.1 Award of Restricted Stock and Stock Awards
The Committee may grant Restricted Stock Awards to officers and key employees of the Company subject to such terms and conditions as the Committee shall determine, provided that each Restricted Stock Award shall be subject to a Restriction Period. The Committee may also grant Stock Awards. Restricted Stock Awards and Stock Awards shall be used for the purposes of recruitment, recognition, and retention of key employees vital to the Company's success and may be issued independent of or in lieu of other compensation payable to a Participant. The Committee may, in its sole discretion, require a Participant to deliver consideration in form of services or cash as a condition to the grant of a Restricted Stock Award or Stock Award.

5.2 Restricted Stock Award and Stock Award Agreements
Each Restricted Stock Award shall be evidenced by a written agreement between the Company and the Participant to whom such award is granted and a Stock Award will be evidenced by a written agreement in the event that the Committee determines that an agreement is appropriate. The agreement shall specify the number of shares awarded, the terms and conditions of the award and, in the case of a Restricted Stock Award, the Restriction Period and the consequences of forfeiture.

5.3 Awards and Certificates
Shares of Common Stock awarded pursuant to a Restricted Stock Award or a Stock Award shall be registered in the name of the Participant. Certificates evidencing Restricted Stock Awards shall be held in custody by the Company until the restrictions thereon are no longer in effect. After the lapse or waiver of the restrictions imposed upon the Restricted Stock Award, the Company shall deliver in the Participant's name one or more stock certificates, free of restrictions, evidencing the shares of Common Stock subject to the Restricted Stock Award to which the restrictions have lapsed or been waived.

5.4 Restriction Period
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At the time a Restricted Stock Award is made, the Committee shall establish a period of time (the "Restriction Period") applicable to such award during which the shares of restricted stock are subject to the risk of forfeiture and the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise dispose of such shares. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service and such other factors as the Committee may determine.

5.5 Other Terms and Conditions of Restricted Stock Awards
Shares of Common Stock subject to Restricted Stock Awards shall be subject to the following terms and conditions:
(a) Except as otherwise provided in the Plan or in the Restricted Stock Award agreement, the Participant shall have all the rights of a shareholder of the Company, including the right to vote the shares.
(b) Cash dividends paid with respect to Common Stock subject to a Restricted Stock Award shall be reinvested to purchase additional shares of Common Stock that shall be subject to the same terms, conditions, and restrictions that apply to the Restricted Stock Award with respect to which such dividends were issued.
(c) Except as otherwise provided in the Plan or in the Restricted Stock Award agreement, upon termination of a Participant's employment, all shares subject to restriction shall be forfeited by the Participant.

5.6 Termination of Employment
(a) In the event a Participant terminates employment during the Restriction Period by reason of death or Disability, restrictions shall lapse on all shares subject to restriction at the time of such termination.
(b) In the event a Participant terminates employment during the Restriction Period by reason of Retirement, restrictions shall lapse on a proportion of any shares subject to restriction at the time of such Retirement. Any applicable Restriction Period shall continue in effect, but in no event beyond the end of the three-year period following the Participant's Retirement. The number of shares upon which the restrictions shall lapse shall be prorated for the number of months of employment during the Restriction Period prior to the Participant's termination of employment.
(c) If a Participant terminates employment for any reason other than death, Disability, or Retirement, the Participant shall forfeit all shares subject to restriction.
(d) Notwithstanding Sections 5.6 (a), 5.6 (b) and 5.6 (c), in the event a Participant's employment is terminated under special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions.

5.7 Change in Control Provisions
In the event of any Change in Control, all restrictions applicable to any outstanding Restricted Stock Award shall lapse as of the date of such Change in Control.


ARTICLE VI - CASH INCENTIVE AWARDS
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6.1 Granting of Awards
The Committee, in its discretion, may grant Cash Incentive Awards to Participants. Each Cash Incentive Award shall be conditioned upon the Company's attainment of a specified goal with respect to one or more Performance Measures during the applicable Performance Period. The Committee shall determine a minimum performance level below which the Cash Incentive Award shall not be payable. The Committee may adjust the performance goals and measurements to reflect significant unforeseen events; provided, however, that the Committee may not make any such adjustment with respect to any Cash Incentive Award to an individual who is then a "covered employee" as such term is defined under
Section 162(m), if such adjustment would cause compensation pursuant to such Cash Incentive Award to cease to be performance-based compensation under Section 162(m).

6.2 Other Award Terms
The Committee may, in its sole discretion, establish certain additional performance-based conditions that must be satisfied by the Company, a business unit or the Participant as a condition precedent to the payment of all or a portion of any Cash Incentive Awards. Such conditions precedent may include, among other things, the receipt by a Participant of a specified annual performance rating and the achievement of specified performance goals by the Company, business unit or Participant.

6.3 Maximum Amount Available for Awards
The maximum amount payable to any one Participant pursuant to a Cash Incentive Award with respect to any one year shall be $3,000,000.


ARTICLE VII - TAX WITHHOLDING AND DEFERRAL OF PAYMENT

7.1 Tax Withholding
(a) The Company may withhold from any payment of cash or Common Stock to a Participant or other person pursuant to the Plan an amount sufficient to satisfy any required withholding taxes, including the Participant's Social Security and Medicare taxes ("FICA") and federal, state and local income tax with respect to income arising from the payment of the award. The Company shall have the right to require the payment of any such taxes before delivering payment or issuing Common Stock pursuant to the award.
(b) At the discretion of the Committee, share tax withholding may be included as a term of any grant of Stock Options, Stock Appreciation Rights, Performance Restricted Shares, Restricted Stock Award and Stock Award.
(c) Share tax withholding shall entitle the Participant to elect to satisfy, in whole or in part, any tax withholding obligations in connection with the issuance of shares of Common Stock earned under the Plan by requesting that the Company either:
     (i)  withhold shares of Common Stock otherwise issuable to the Participant;
or
     (ii) accept delivery of shares of Common Stock previously owned by the Participant.

     In either case, the Fair Market Value of such shares of Common Stock will generally be determined on the date of exercise for Stock Options and Stock Appreciation Rights, the date following the Restriction Period for Performance Restricted Shares and Restricted Stock Awards and on the grant date for Stock Awards.
(d) Notwithstanding any other provision hereof to the contrary, the Committee, in its sole discretion may at any time suspend, terminate, or disallow any or all entitlements to share tax withholding previously granted or extended to any Participant.

7.2 Deferral of Payment
At the discretion of the Committee, a Participant may be offered the right to defer the receipt of all or any portion of the Common Stock distributable to such Participant with respect to Performance Restricted Shares, Restricted Stock Awards or Stock Awards. Such right shall be exercised by execution of a written agreement by the Participant: (i) with respect to Restricted Stock Awards, prior to the expiration of the applicable Restriction Period; (ii) with respect to Performance Restricted Shares, prior to the expiration of the applicable Vesting Period; and (iii) with respect to Stock Awards, prior to the deadline established by the Committee for such award. Upon any such deferral, the number of shares of Common Stock subject to the deferral shall be converted to stock units and a stock unit account shall be maintained by the Company on behalf of the Participant. Such stock units shall represent only a contractual right and shall not represent any interest in or title to Common Stock. Such units shall be entitled to earn dividend equivalents. All other terms and conditions of deferred payments shall be as contained in said written agreement.


ARTICLE VIII - OTHER PROVISIONS

8.1 Adjustment in Number of Shares and Option Prices
Grants of Stock Options, Stock Appreciation Rights, Performance Restricted Shares, Restricted Stock Awards and Stock Awards shall be subject to adjustment by the Committee as to the number and price of shares of Common Stock or other considerations subject to such grants in the event of changes in the outstanding shares by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant. In the event of any such change in the outstanding shares, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee.

8.2 No Right to Employment
Nothing contained in the Plan, nor in any grant pursuant to the Plan, shall confer upon any Participant any right with respect to continuance of employment by the Company or its subsidiaries, nor interfere in any way with the right of the Company or its subsidiaries to terminate the employment or change the compensation of any employee at any time.

8.3 Nontransferability

A Participant's rights under the Plan, including the right to any shares or amounts payable may not be assigned, pledged, or otherwise transferred except, in the event of a Participant's death, to the Participant's designated beneficiary or, in the absence of such a designation, by will or by the laws of descent and distribution; provided, however, that the Committee may, in its discretion, at the time of grant of a Nonstatutory Stock Option or by amendment of an option agreement for an Incentive Stock Option or a Nonstatutory Stock Option, provide that Stock Options granted to or held by a Participant may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee, provided further that (i) any such transfer must be without consideration; (ii) each transferee must be a member of such Participant's "immediate family" or a trust, family limited partnership or other estate planning vehicle established for the exclusive benefit of one or more members of the Participant's immediate family; and (iii) such transfer is specifically approved by the Committee following the receipt of a written request for approval of the transfer; and provided further that any Incentive Stock Option which is amended to permit transfers during the lifetime of the Participant shall, upon the effectiveness of such amendment, be treated thereafter as a Nonstatutory Stock Option. In the event a Stock Option is transferred as contemplated in this Section, such transfer shall become effective when approved by the Committee and such Stock Option may not be subsequently transferred by the transferee other than by will or the laws of descent and distribution. Any transferred Stock Option shall continue to be governed by and subject to the terms and conditions of this Plan and the relevant option agreement, and the transferee shall be entitled to the same rights as the Participant as if no transfer had taken place. As used in this Section, "immediate family" shall mean, with respect to any Participant, any spouse, child, stepchild or grandchild, and shall include relationships arising from legal adoption.

8.4 Compliance with Government Regulations
(a) The Company shall not be required to issue or deliver shares or make payment upon any right granted under the Plan prior to complying with the requirements of any governmental authority in connection with the authorization, issuance, or sale of such shares.
(b) The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts entered into and performed entirely in such State.

8.5 Rights as a Shareholder
The recipient of any grant under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to such recipient or such shares are represented by book entry in the name of such recipient.

8.6 Unfunded Plan
Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or separate funds. With respect to any payment not yet made to a Participant, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company.

8.7 Foreign Jurisdiction
The Committee shall have the authority to adopt, amend, or terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of foreign countries in order to promote achievement of the purposes of the Plan.

8.8 Other Compensation Plans
Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required.

8.9 Termination of Employment - Certain Forfeitures
Notwithstanding any other provision of the Plan (other than provisions regarding Change in Control, including without limitation Sections 2.5(d), 4.13 and 5.7 which shall apply in all events) and except for Performance Restricted Shares, Restricted Stock Awards or Stock Awards which would otherwise be free of restrictions and the receipt of which has been deferred pursuant to Section 7.2, a Participant shall have no right to exercise any Stock Option or Stock Appreciation Right or receive payment of any Performance Restricted Share or Restricted Stock Award if: (i) the Participant is discharged for willful, deliberate, or gross misconduct as determined by the Committee in its sole discretion; or (ii) if following the Participant's termination of employment with the Company and, within a period of three years thereafter, the Participant engages in any business or enters into any employment which the Committee in its sole discretion determines to be either directly or indirectly competitive with the business of the Company or substantially injurious to the Company's financial interest (the occurrence of an event described above in (i) or (ii) of this Section 8.9 shall be referred to herein as "Injurious Conduct"). Furthermore, notwithstanding any other provision of the Plan to the contrary, in the event that a Participant receives or is entitled to cash or the delivery or vesting of Common Stock pursuant to an award during the 12 month period prior to the Participant's termination of employment with the Company or during the 24 months following the Participant's termination of employment, then the Committee, in its sole discretion, may require the Participant to return or forfeit the cash and/or Common Stock received with respect to such award (or its economic value as of (i) the date of the exercise of Stock Options or Stock Appreciation Rights; (ii) the date immediately following the end of the Restricted Period for Performance Restricted Shares or for Restricted Stock Awards; and (iii) the date of grant or payment with respect to Stock Awards or Cash Incentive Awards, as the case may be) in the event that the Participant engages in Injurious Conduct. A Participant may request the Committee in writing to determine whether any proposed business or employment activity would constitute Injurious Conduct. Such a request shall fully describe the proposed activity and the Committee's determination shall be limited to the specific activity so described. The Committee's right to require forfeiture under this
Section 8.9 must be exercised within 90 days after the discovery of an occurrence triggering the Committee's right to require forfeiture but in no event later than 24 months after the Participant's termination of employment with the Company.

ARTICLE IX - AMENDMENT AND TERMINATION

9.1 Amendment and Termination
The Board of Directors may modify, amend, or terminate the Plan at any time except that, to the extent then required by applicable law, rule, or regulation, approval of the holders of a majority of shares of Common Stock represented in person or by proxy at a meeting of the shareholders will be required to increase the maximum number of shares of Common Stock available for distribution under the Plan (other than increases due to adjustments in accordance with the Plan). No modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under a grant previously made to him without the consent of such Participant.


ARTICLE X - EFFECTIVE DATE, DURATION OF PLAN AND TERMINATION OF PRIOR PLAN

10.1 Effective Date and Duration of Plan
The Plan shall become effective immediately upon the approval and adoption thereof at the Annual Meeting of the shareholders on April 26, 1999. All rights granted under the Plan must be granted within ten years from its adoption date by the shareholders of the Company. Any rights outstanding ten years after the adoption of the Plan may be exercised within the periods prescribed under or pursuant to the Plan.

10.2 Termination of Grants Under the Prior Plan
Upon the effective date of this Plan, no further grants or awards are permitted under the Prior Plan. All grants and awards under the Prior Plan that remain outstanding shall be administered and paid in accordance with the provisions of the Prior Plan.